Exhibit 10.1

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this "Agreement") is made this 31st day of January, 2020 by and among FAVO REALTY, INC., a Nevada corporation ("Seller"), BASEBAY, LLC, a GEORGIA limited liability company (the "Buyer") and MCMURDO LAW GROUP, LLC (the "Escrow Agent").

WHEREAS, Seller wishes to sell (i) all of the outstanding shares of the common stock, par value $0.001 per share (the "Blockchain Common Stock"), of Favo Blockchain, Inc., a Nevada corporation (the "Company"), and (ii) 125,000 shares of restricted common stock, par value $0.001 per share (the "Favo Common Stock" and together with the Blockchain Common Stock, the "Shares"), to Buyer on the terms and conditions set forth herein, and Buyer wishes to purchase such Shares from Seller; and

WHEREAS, Buyer shall deliver $125,000 to the Escrow Agent (the "Deposit"), which shall be held by Escrow Agent pending release by Buyer at Closing;

WHEREAS, the Sellers hereby agree to transfer the Shares and other Sellers' deliverables into Escrow pending Closing (as hereinafter defined); and

NOW THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1. Purchase and Sale of Stock.

(a)       Sale of Shares. Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties and covenants contained herein, Buyer agrees to purchase from Seller and Seller agrees to sell to Buyer, marketable title to the Shares for an aggregate consideration of$125,000 (the "Seller Compensation").

(b)        Closing.

(1)       The closing of the Blockchain Common Stock transactions contemplated hereunder (the "Blockchain Closing") shall take place at the office of the Escrow Agent on January 20, 2020 ("Blockchain Closing Date") which must be after the satisfaction of all of the Blockchain Closing Conditions (as defined below) and on or prior to the Blockchain Termination Date (as defined below).

(2)        Prior to the Closing Date,

(i)       Seller shall deliver to Escrow Agent original certificate(s), or substantially similar documents, issued by the Company representing the Blockchain Common Stock along with marketable title thereto, duly registered in the name of Buyer or its assigns and designees, free of any endorsements (the "Certificates"), in negotiable form, duly endorsed in blank or with duly executed stock transfer powers attached, along with any and all Company records, financial statements, receipts, invoices, bank statements, or other materials of the Company in their possession (collectively, the "Seller Deliverables").

(ii)       Buyer shall have delivered to Escrow Agent the sum of the Seller Compensation of $125,000 in accordance with the wire instructions set forth on Schedule A annexed hereto.

(3) At the Blockchain Closing:

(i)       Escrow Agent shall deliver the Seller Compensation to Seller the amount of $125,000;

(ii)      Escrow Agent shall deliver to Buyer, the Certificates, together with all other Seller Deliverables that had been deposited into escrow; and

(iii)     Escrow Agent shall deliver any and all other disbursements on behalf of the Company or Seller as the case may be, pursuant to instructions to be provided in writing by Seller.

(4) The following shall be conditions to the consummation of the Closing (the "Blockchain Closing Conditions"):

(i)       Deposit into escrow with the Escrow Agent of the Seller Compensation; and

(ii)      Deposit into escrow with the Escrow Agent (or verification of deposit of same with the transfer agent) of the Certificates and other Seller Deliverables.

(c) Final Closing.

(1)       The closing of the issuance of the Favo Common Stock (the "Final Closing") shall take place at the office of the Escrow Agent on such date and time as is selected by the Escrow Agent ("Final Closing Date") which must be after the satisfaction of all of the Closing Conditions (as defined below) and on or prior to the Final Termination Date (as defined below).

(2)        Prior to the Final Closing Date,

(i)       Seller shall deliver to Escrow Agent (or, Escrow Agent shall have received written notice and confirmation from the Company's transfer agent that Seller has delivered to transfer agent for Buyer or its nominee) issuance instructions from the Company Favo Common Stock (the "Instructions")

(ii)       Buyer shall have delivered to Escrow Agent and Seller proof of the Name Change (as defined below).

(3) At the Final Closing:

(i)       Escrow Agent shall deliver the proof of the Name Change to Seller; and

(ii)       Escrow Agent shall deliver the Instructions to the transfer agent, together with all other documents necessary for the issuance of the Favo Common Stock;

(4) The following shall be conditions to the consummation of the Closing (the "Final Closing Conditions"):

(i)       Buyer shall, within twenty-one (21) days of the Blockchain Closing, deliver to Escrow Agent and Seller written proof of the change of the name of the Company with the State of Nevada (the "Name Change"); and

(ii)       Deposit into escrow with the Escrow Agent of the Instructions and other necessary documents.

2. Representations and Warranties of Seller.

As an inducement to Buyer to enter into this Agreement and to purchase the Shares, Seller hereby represents and warrants as follows:

(a)       Ownership of Shares. Seller is the record and beneficial owner of the Blockchain Common Stock and has sole power over the disposition of the Shares. The Shares are free and clear of any liens, claims, encumbrances, and charges. All of the Shares have been or will be duly authorized and validly issued, and are fully paid and non-assessable in all respects. Seller has full marketable title to the Blockchain Common Stock and is delivering marketable title to the Shares at Closing free and clear of any liens or restrictions other than in accordance with the federal securities laws.

(b)       No Other Transfer. The Shares have not been sold, conveyed, encumbered, hypothecated or otherwise transferred by Seller except pursuant to this Agreement.

(c)       Authorization; Enforceability. Seller has the legal right to enter into and to consummate the transactions contemplated hereby and otherwise to carry out Seller's obligations hereunder. The execution, delivery and performance by Seller of this Agreement has been duly authorized by all requisite action by Seller, and the Agreement, when executed and delivered by Buyer and Escrow Agent, constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(d)       Affiliate. Seller is an officer, director or holder of 10% or more of the outstanding shares of, or otherwise an "affiliate" (as such term is defined in Rule 144 under the Securities Act of 1933, as amended (the "Securities Act")) of, the Company or its predecessor(s

(e)       No Group. Seller is not acting and has not acted as a member of a partnership, syndicate or other group with other persons for the purpose of acquiring, holding, or disposing of, or in connection with the voting of, securities of the Company.

(t)       No Brokers. Seller has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby.

(g)       Nature of Shares. The Shares constitute "restricted securities" within the meaning of Rule 144 of the Securities Act, the Shares bear a restrictive legend and stop transfer orders and: (i) the Shares may not be sold, pledged, or otherwise disposed of by Seller without restriction under the Securities Act and applicable state securities laws; and (ii) following the Closing, the Shares may not be sold, pledged, or otherwise disposed of by Buyer without restriction under the Securities Act and applicable state securities laws.

(h)       Experience and Knowledge. Seller acknowledges and agrees that it (through its principals and management and professional representatives) (i) has extensive knowledge and experience in financial and business matters; (ii) has had access to all information as to the Company as it has desired; (iii) has made its own inquiry and investigation into, and, based thereon, has formed an independent judgment concerning the operations of the Company, its business and prospects; and (iv) has received sufficient and satisfactory answers to all questions posed to the Company to evaluate the merits and risks of the transactions contemplated by this Agreement.

(i) Diligence by Seller. Seller has satisfied itself with respect to the operations, affairs, financial condition and prospects of the Company, including, without limitation:

(i) the Company's limited operations;

(ii) its financial statements;

Seller understands that it/he/she is giving up any and all rights to the Shares and the Company along with any upside relating to such Shares.

G) Company Disclosures. Seller has no knowledge of a material fact about the operations, affairs, condition or prospects of the business or the financial condition of the Company or the Seller or the market for the Company's securities that has not been publicly disclosed by the Company. Seller represents and warrants that, to Seller's knowledge, the representations and warranties made by the Company in the Company Representation letter are true and complete in all material respects. Sellers are not aware of any contracts, debts, liabilities or litigation that relates to the Company or Sellers other than as already disclosed in the Company's reports as filed pursuant to the Exchange Act.

(k) No Fiduciary Duty. Seller hereby acknowledges and agrees that (i) at present there is no regular public market for the Shares; (ii) the purchase and sale of the Shares is taking place in a private transaction between Seller and Buyer in an arm's length commercial transaction at a price negotiated and agreed to by Seller as the best possible current price for the Shares; (iii) Seller is solely responsible for making its own judgments in connection with the Agreement (irrespective of whether the Company, its executive officers, auditors, or other representatives have advised or are currently advising the Company or Seller on related or other matters); and (iv) neither Buyer nor Escrow Agent has rendered advisory services of any nature or respect, nor owes any agency, fiduciary or other duty to Seller, in connection with such transaction or the process leading thereto.

3. Representations, Warranties, and Covenants of the Buyer. Buyer hereby warrants and represents to Seller that:

(a)       Authorization; Enforceability. Buyer has the legal right to enter into and to consummate the transactions contemplated hereby and otherwise to carry out Buyer's obligations hereunder. The execution, delivery and performance by Buyer of this Agreement has been duly authorized by all requisite action by Buyer, and the Agreement, when executed and delivered by Seller and Escrow Agent, constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(b)       Investor Representations. Buyer (i) has extensive knowledge and experience in financial and business matters; (ii) has had access to all information as to the Company as it has desired; (iii) has made its own inquiry and investigation into, and, based thereon, has formed an independent judgment concerning the operations of the Company, its business and prospects; (iv) has received sufficient and satisfactory answers to all questions posed to the Company to evaluate the merits and risks of the transactions contemplated by this Agreement; (v) is aware that, at present, there is no public market for the Shares; (vi) has adequate means of providing such Buyer's current financial needs and foreseeable contingencies and has no need for liquidity of its investment in the Shares for an indefinite period of time; and (vii) is aware that an investment in the Shares involves a number of very significant risks.

(c)       Brokerage Fees. Buyer has taken no action that would give rise to any claim by any person for brokerage commissions, finders' fees or the like relating to this Agreement or the transaction contemplated hereby.

(d)       No Other Representations or Information. In evaluating the suitability of an investment in the Shares, the Buyer has not relied upon any representation or information (oral or written) other than as stated in this Agreement.

(e)       No Governmental Review. Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares, nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

(f) Name Change. Buyer hereby covenants and agrees to the Name Change of the Company with the State of Nevada within twenty-one (21) days of the transfer of the Blockchain Common Stock, and shall provide Seller of proof of such change.

4. Escrow Agent.

(a)       Trust. The Seller Compensation, (and any legal fees, Certificates and Seller Deliverables, if and to the extent there are any) shall be held by Escrow Agent or transfer agent, as the case may be, as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any Party, and shall be held and disbursed solely for the purposes and in accordance with the terms hereof and distributed as provided herein. Escrow Agent's duties shall be solely ministerial in nature and shall not be required to make or issue or determine any issue of law or fact or to arbitrate any dispute.

(b)       Release of Escrow. If the Closing Date does not occur prior to January 30, 2020 (the "Blockchain Closing Date") or such other date as the parties may agree to in writing (the "Termination Date"), the Escrow Agent shall return the Seller Compensation to Buyer and the Certificates and Seller Deliverables to Seller without incurring any liability to any party and, upon such delivery, the delivering Escrow Agent's responsibilities under this Agreement shall be terminated.

(c)       Duties and Responsibilities of the Escrow Agent. Escrow Agent's duties and responsibilities shall be subject to the following terms and conditions:

(1)       Seller and Buyer agree that the Escrow Agent (i) shall not be responsible for or bound by, and shall not be required to inquire into whether either Seller or Buyer are entitled to receipt of the Certificates and the Seller Deliverables or any escrowed funds pursuant to, any other agreement or otherwise; (ii) shall be obligated only for the performance of such duties as are specifically assumed by Escrow Agent pursuant to this Agreement; (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by Escrow Agent in good faith to be genuine and to have been signed or presented by the proper person or party, without being required to determine the authenticity or correctness of any fact stated therein or the propriety or validity or the service thereof; (iv) may assume that any person believed by Escrow Agent in good faith to be authorized to give notice or make any statement or execute any document in connection with the provisions hereof is so authorized; (v) shall not be under any duty to give the property held by Escrow Agent hereunder any greater degree of care than Escrow Agent gives its own similar property, but in no event less than a reasonable amount of care; and (vi) may consult with counsel satisfactory to Escrow Agent, the opinion of such counsel to be full and complete authorization and protection in respect of any action taken, suffered or omitted by Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel.

(2)       Seller and Buyer acknowledge that Escrow Agent is acting solely as a stakeholder at their request and that the Escrow Agent shall not be liable for any action taken in good faith and believed by Escrow Agent to be authorized or within the rights or powers conferred upon Escrow Agent by this Agreement. Seller and Buyer agree to indemnify and hold harmless Escrow Agent and any of Escrow Agent's partners, employees, agents, and representatives for any action taken or omitted to be taken by Escrow Agent or any of them hereunder, including the fees of outside counsel and other costs and expenses of defending itself against any claim or liability under this Agreement, except in the case of gross negligence or willful misconduct on the part of Escrow Agent committed in its capacity as Escrow Agent under this Agreement. The Escrow Agent shall owe a duty only to Seller and Buyer under this Agreement and to no other person. The release by Escrow Agent of the Certificates or transfer of funds shall not in any way be deemed an "opinion" of counsel as to the tradability of the Shares or enforceability or legality of any agreement of the parties.

(3)       Buyer and Seller, jointly and severally, shall reimburse Escrow Agent for outside counsel fees, to the extent authorized hereunder and incurred in connection with the performance of its duties and responsibilities hereunder.

(4)       Escrow Agent may at any time resign as escrow agent hereunder by giving five (5) days prior written notice of resignation to Buyers. Prior to the effective date of the resignation as specified in such notice, Buyer will issue to Escrow Agent an instruction authorizing delivery of the Seller Compensation, legal fees, and Escrow Fee, if applicable, together with the Seller's Deliverables and the Certificates to a substitute escrow agent selected by Buyer. If no successor escrow agent is named by Buyer within three business days, Escrow Agent may apply to a court of competent jurisdiction in the State of New York for appointment of a successor escrow agent, and to deposit the Seller Compensation, legal fees, Escrow Fee, if applicable, Certificates and Seller Deliverables with the clerk of any such court.

(5)       This Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent thereto and no implied duties or obligations shall be read into this Agreement.

(6)       The provisions of this Section 4 shall survive the resignation of any Escrow Agent or the termination of this Agreement.

THE PARTIES ACKNOWLEDGE THAT THE ESCROW AGENT IS AND SHALL CONTINUE TO ACT AS BUYER'S AND/OR THE COMPANY'S COUNSEL IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND ANY PURCHASE AND SALE OF THE SHARES, AS WELL AS OTHER MATTERS.

NEITHER THE EXECUTION OF THIS AGREEMENT BY THE ESCROW AGENT, NOR ANY ACTIONS THAT THE ESCROW AGENT MAY TAKE PURSUANT TO THIS AGREEMENT SHALL UNDER ANY CIRCUMSTANCES OR FOR ANY REASON PREVENT THE ESCROW AGENT FROM HEREAFTER ACTING AS COUNSEL FOR ANY PARTY HERETO IN ANY MANNER AND FOR ANY PURPOSE WHATSOEVER, INCLUDING THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

EACH OF BUYER AND SELLER HEREBY SPECIFICALLY WAIVES ANY CONFLICT OF INTERST WHICH MAY EXIST OR MAY HEREAFTER EXIST BY VIRTUE OF THE FACT THAT THE ESCROW AGENT IS NOW OR MAY AT ANY POINT HEREAFTER SIMULTANEOUL Y REPRESENT THE BUYER, ITS SUCCESSORS, ASSIGNS OR AFFILIATES, OR THEY COMPANY WHILE ACTING AS THE ESCROW AGENT HEREUNDER.

5. Miscellaneous.

(a)       Default by Sellers. Either Seller's failure, or failure of either of Seller's agents, representatives, brokers ("Seller's Agents") to deliver the Certificates and Seller Deliverables to Escrow Agent prior to the Closing Date, or the Company's failure to deliver any required Medallion Guaranty Waiver to Escrow Agent prior to the Closing Date, shall constitute a default under this Agreement ("Default") unless waived. Nothing herein shall limit Buyer's or his heirs, successors and assigns' right to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein for an injunction against a violation of any of the terms hereof or thereof, or for the pursuit of any other remedy which it may have by virtue of this Agreement, for the failure of Seller, Seller's Agents, or the Company and its transfer agent to deliver the Certificates and Seller Deliverables, and the Buyer shall have the right to pursue all remedies available to it at law or in equity, including, without limitation, a decree of specific performance or injunctive relief. In the event of Default, Seller shall pay to the Buyer the reasonable costs and expenses of collection and of any other actions referred to in this paragraph (a) or otherwise reasonably appropriate, including without limitation reasonable attorneys' fees, expenses and disbursements.

(b)       Default by Buyer. Buyer's failure to deliver the Seller Compensation, at the Closing Date or to change the name of the Company as per Section 3(t) above, shall constitute a Default. If such Default is not cured by the Termination Date ore withing thirty (30) days of the Closing, as applicable, then Seller may, terminate this Agreement and demand the immediate return of the Certificates and Seller Deliverables by notice to the Escrow Agent and transfer agent. Until the Termination Date, each Seller's sole remedy in case of such a default shall be to delay the Closing. Upon Buyer's timely cure of such a default, Seller shall be required to fulfill its obligations hereunder.

(c)       Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties.

(d)       Choice of Law. This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements entered into and to be performed entirely within New York without applying its principles of choice of law.

(e)       Submission to Jurisdiction. Each party to this Agreement (a) submits to the exclusive jurisdiction of any state or federal court located in New York County in the State of New York having subject matter jurisdiction in any action or proceeding arising out of or relating to this Agreement, (b) agrees that any dispute or controversy concerning, arising out of or relating to this Agreement may be heard and determined in any such court, and (c) shall not bring any action or proceeding concerning, arising out of or relating to this Agreement in any other court. Each party to this Agreement waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought. Any party to this Agreement may make service on another party hereto by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in this Agreement. Nothing in this Section 5(e), however, shall affect the right of any party to serve legal process in any other manner permitted by law.

(f)       Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE AND AGREES NOT TO REQUEST A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(g)       Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or sent by overnight delivery by a nationally recognized overnight courier upon proof of sending thereof and addressed to the party to be notified at the address indicated for such party on its signature page hereto, or at such other address as such party may designate by written notice to the other parties.

(h)       Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Seller, Buyer and Escrow Agent.

(i)       Expenses. Each of the parties shall bear its own costs and expenses incurred with respect to the negotiation, execution, delivery, and performance of this Agreement.

(j)       Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(k)       Entire Agreement. This Agreement represents and constitutes the entire agreement and understanding between the parties with regard to the subject matter contained herein. All prior agreements, understandings and representations are hereby merged into this Agreement.

(1)       Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Among other things, "or" is not exclusive and the singular may include the plural and the plural may include the singular, all as the context requires.

(m)       Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

(n)       Severability. In the case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(o)       Further Acts. Each of Buyer and Seller shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this consummation of the transactions contemplated hereby.

Refer to added Schedule B - Additions to supersede sections above

[SIGNATURE PAGES FOLLOW]

SCHEDULE A

Wire Instructions:

IN WITNESS WHEREOF, the undersigned have executed, or caused to be executed on their behalf by an agent thereunto duly authorized, this Agreement as of the date first above written.

SELLER:

FAVO REALTY, INC.

/s/ Vincent Napolitano
Name: Vincent Napolitano
Title: Chief Executive Officer

BUYER:

BASEBAY, LLC

/s/ Sebastian Darmodihardjo
Name: Sebastian Darmodihardjo Its;
Managing Member

Delivery Instructions:

ESCROW AGENT:

MCMURDO LAW GROUP, LLC

By: /s/ Matthew McMurdo
Name: Matthew McMurdo
Title: Managing Member

Address:
1185 Avenue of the Americas, 3rd Floor
New York, NY 10036

SCHEDULED

Additions to Supersede Sections Above

*Note - FAVO Group, LLC and FAVO Realty Inc. management and board accept the points raised below and accept them as part of the Sale of Shares agreement above.

1.	In the second paragraph, the language should reflect that the Seller is selling stock (specify the number of shares) of Favo Blockchain, Inc. and issuing 125,000 shares of common stock of Favo Realty, Inc. in exchange for aggregate cash consideration of $125,000.
2.	Seller should provide a representation that the number of shares of common stock of Favo Blockchain, Inc. being sold under the agreement are all of the capital stock or other equity interests of Favo Blockchain, Inc.
3.	Seller should provide a representation that Favo Blockchain, Inc. has good, valid and marketable title to all of its property and assets, free and clear of all liens or restrictions.
4.	Seller should provide a representation that there are no rights, options, agreements or commitments giving any person a right to require Favo Blockchain, Inc. or Favo Realty, Inc. to sell, lease or otherwise dispose of Favo Blockchain, lnc.'s property or assets that will not be terminated without further obligation at closing.
5.	Seller should provide a representation that the common stock of Favo Realty, Inc., when issued to you, will be duly authorized, validly issued, fully paid and nonassessable.
6.	Seller should covenant to execute any and all documents and instruments relating to name change and any documents and instruments of transfer, assignment, assumption or novation and to perform such other acts as may be reasonably necessary or expedient to permit the name change and otherwise further the purposes of the agreement and the transactions contemplated by the agreement.
a.	Note: You may need the Seller to execute a bill of sale to present to the state in relation to the name change.
7.	At the Blockchain Closing, the Seller should deposit into escrow evidence of the termination of the Management Agreement effective as of the Closing, which should indicate that no obligations of Favo Blockchain, Inc. under the Management Agreement remain outstanding are released in full.
8.	In Section S(c), the Agreement should provide that neither party may assign its rights under the Agreement without the prior written consent of the other party.